UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 15, 2014

Spark Networks, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32750	20-8901733
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 600, Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 893-0550

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2014, Spark Networks, Inc. (the “Company”) announced that the Company’s Board of Directors (the “Board”) will appoint Michael S. Egan as Chief Executive Officer, effective January 2, 2015. In conjunction with Mr. Egan’s appointment, Michael J. McConnell will step down from his position as Interim Executive Chairman on January 2, 2015, but will retain his role as Chairman of the Board.

Mr. Egan, 47, is joining the Company from Internet Brands, Inc., where he served in a number of capacities since 2008. He has most recently served as Senior Vice President and Group General Manager of the Home, Careers, Money and Health Divisions. From 2003 to 2008, he served in several capacities at Yahoo! Inc. (NASDAQ: YHOO), including Senior Director – Business Lead, Sponsored Search & Mobile (2007 – 2008), Senior Director – Content Strategy & Operations (2005 – 2007), and Director – Global Content Quality (2003 – 2004). Prior to his time at Yahoo! Inc., he was a consultant at Bain & Company, Inc.

Mr. Egan received his B.A. from the University of California, Santa Cruz and his MBA in Finance and Strategy from the UCLA Anderson School of Management.

In connection with his employment, Mr. Egan and the Company entered into an Employment Agreement, dated December 15, 2014 (the “Agreement”). The following summary of the material terms of the Agreement is qualified in its entirety by the full terms and conditions of the Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

The Agreement provides for the following:

•	Term: The term shall begin on January 2, 2015 and continue through December 31, 2015.
•	Sign-on Incentive: a one-time signing bonus of $45,000, to be paid ninety days after commencement of employment.
•	Annual Base-Salary: $300,000.
•	Short-Term Annual Incentive (“STI”): A target STI for 2015 of $150,000, based on satisfaction of operational goals as determined by the Board, with a minimum payment of $75,000.
•	Economic Performance Incentive (“EPI”): Based upon Mr. Egan’s satisfaction of goals as determined by the Company’s Compensation Committee, Mr. Egan shall be granted restricted stock units (“RSU’s”) in the Company under the Company’s 2007 Omnibus Incentive Plan, to be based upon annually set tiered goals established by the Compensation Committee related to revenue and EBITDA levels. The targeted range of the RSU grant in respect of 2015 will be between 30,000 RSU’s and 100,000 RSU’s.
•	Other Benefits. Mr. Egan is eligible for all health and welfare benefits generally available to the Company’s other executives, officers, or full-time employees, with the Company covering the costs of such benefits. Mr. Egan will be reimbursed for reasonable, out-of-pocket business expenses incurred in the performance of his duties on behalf of the Company.
•	Termination Benefits. Generally, upon termination, Mr. Egan will receive his prorated salary earned as of the date of termination and a payment for any accrued unused vacation. If Mr. Egan is terminated without Cause or if he leaves for Good Reason (as each such term is defined in the Agreement), then Mr. Egan will also receive a severance package that consists of (a) a single cash lump-sum payment equal to $150,000, (b) reimbursement of COBRA health and welfare plan expenses for 12 months following termination, and (c) a pro rata granting of RSU’s pursuant to his EPI based on the number of days worked during the period of employment and on the Board’s good faith evaluation of Mr. Egan’s performance. Payment of the severance package is conditioned on Mr. Egan’s execution of a separation agreement with the Company that includes a general mutual release of all claims.
•	Death or Disability. Upon death or disability, Mr. Egan or his estate is entitled to his unpaid prorated base salary, and reimbursement of COBRA health and welfare plan expenses incurred in the subsequent 12-month period.
•	Change of Control. Upon a Change in Control of the Company (as defined in the Agreement), all of Mr. Egan’s granted but unvested RSU’s will immediately vest. If such change of control occurs prior to Mr. Egan being awarded any RSU’s, Mr. Egan shall be granted and fully vested in 100,000 RSU’s immediately prior to such change of control becoming effective.
•	Other Terms. During the term of the Agreement and for 12 months after, Mr. Egan has agreed, with certain exceptions, not to interfere with the Company’s relationship with its employees, customers, suppliers and other business partners.

As an executive officer of the Company, Mr. Egan will be eligible to enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 9, 2007.

Also on December 15, 2014, Stephen Davis resigned from the Board and Audit Committee of the Company, effective immediately. Mr. Davis is not resigning from the Board due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Also on December 15, 2014, effective immediately, the Board appointed Lee K. Barba, 64, to serve as director and member of the Audit Committee, with a term ending at the Company’s 2015 annual meeting of stockholders. Mr. Barba fills the vacancy created by the resignation of Mr. Davis. At this time, the Board also has appointed Mr. Barba to the Audit Committee.

Since 2009, Mr. Barba has been an active investor and a member of the board of directors of several privately held companies. Between 2000 and 2009, Mr. Barba has served as Chief Executive Officer and Chairman of the Board of thinkorswim Group Inc., a leading online brokerage and investor education firm, which he built through acquisitions prior to its sale in 2009 to TD AMERITRADE (NYSE: AMTD). Prior to that, he was President of Coral Energy L.P., a joint venture of Shell Oil Company focused on deregulated energy markets. Mr. Barba spent eight years in a variety of executive positions with Bankers Trust, including Chief Operating Officer of the Global Investment Bank, and began his career in the brokerage and investment banking industry. Between 2010 and 2013, Mr. Barba also has served as a board member of EDAC Technologies Corporation, a diversified manufacturing company serving the aerospace and industrial markets.

Mr. Barba received his B.A. from the University of North Carolina and his M.B.A. from Columbia University, New York.

In addition, the Board approved as an initial sign-on grant to Mr. Barba, options to purchase 50,000 shares of Company common stock under the Company’s 2007 Omnibus Incentive Plan vesting annually in four equal installments beginning on the first anniversary of the grant date based on the Company’s closing price as of December 15, 2014.

As director of the Company, Mr. Barba will be eligible to enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 9, 2007.

There are no arrangements or understandings between Mr. Barba and any other persons pursuant to which he was selected as director. Mr. Barba has not been a party to any transaction involving the Company required to be disclosed under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On December 15, 2014, the Company issued a press release relating to the appointment of Messrs. Egan and Barba. A copy of the press release is attached hereto as exhibit 99.1 and incorporated herein by reference.

Item 8.01	Other Events.

On December 15, 2014, following the appointment of Mr. Barba and departure of Mr. Davis, the Board reconstituted the membership of the Audit Committee as follows:

•	Jonathan R. Mather (Chairman)
•	Lee K. Barba
•	Walter Turek

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement between Spark Networks, Inc. and Michael S. Egan, dated December 15, 2014

99.1	Press Release of Spark Networks, Inc., dated December 15, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK NETWORKS, INC.

Date: December 15, 2014	By:	/s/ Michael J. McConnell
	Name:	Michael J. McConnell
	Title:	Interim Executive Chairman

Exhibit Index

10.1	Employment Agreement between Spark Networks, Inc. and Michael S. Egan, dated December 15, 2014

99.1	Press Release of Spark Networks, Inc., dated December 15, 2014